Exhibit 99.1

FOR IMMEDIATE RELEASE

Monday, April 2, 2012

Source: Inrad Optics, Inc.

INRAD OPTICS, INC. ANNOUNCES FY 2011 FINANCIAL RESULTS

NORTHVALE, NJ, April 2 – Inrad Optics, Inc. (formerly Photonic Products Group, Inc.) (OTC Bulletin Board: PHPG) has released its consolidated financial results for the year ended December 31, 2011.

Sales for the fourth quarter were $3.4 million, a decrease of 6% from $3.6 million in the corresponding quarter of 2010. However, sales for the year ended December 31, 2011 were $13.2 million, up 19%, from $11.1 million, last year.

The Company ended 2011 with bookings of $12.9 million compared to $12.3 million in 2010, up 5%. Bookings in the fourth quarter of 2011 were $2.7 million compared to $3.4 million in the fourth quarter of 2010, as new orders expected in the period were pushed out into 2012. The Company’s year-end backlog was $5.0 million, down 7.4% versus $5.4 million at the end of 2010.

Net income, applicable to common shareholders was $142,000 for the fourth quarter of 2011 compared to $471,000 in the fourth quarter of 2010. Fourth quarter earnings per share were $0.01 basic and diluted versus $0.04 basic and diluted in 2010.

For the year ended December 31, 2011, the Company reported net income of $165,000 which compares favorably with a net loss of $(734,000) for the previous year. For the year, basic and diluted earnings per share were $0.01. Basic and diluted net loss per share was $(0.06) in 2010.

Fourth quarter gross profit for 2011 was $998,000 or 29.5% of sales, down from $1.2 million or 33.8% of sales, in the same quarter last year. For the twelve months ended December 31, 2011, gross profit improved to $3.6 million or 27.0% of sales, an increase of $1.1 million from $2.5 million or 22.7% of sales, in 2010.

EBITDA1 for 2011 was $1.3 million versus EBITDA of $514,000 in 2010.

During the year, the Company paid $1,125,000 in accrued interest on convertible notes and an additional $150,000 in current interest related to the same notes. As a result, net cash flow from operating activities for 2011 decreased to $(358,000) compared to $576,000 in the previous year. Cash flow in 2011 was also impacted by increases in inventory as management built inventory ahead of scheduled shipments. The Company ended the year with cash of $3.4 million, down from $4.4 million at the end of 2010, reflecting two offsetting events; the Company’s aggressive debt repayment and strong cash flow generated from improved profitability.

Joe Rutherford, President and CEO of Inrad Optics stated, “I am pleased to announce improved sales and earnings results for 2011. We achieved a sales increase of more than 19% for the year, and showed a significant improvement in profitability over the previous two years. Although our fourth quarter results were down compared to the fourth quarter of last year, I feel the results reflect the ongoing economic volatility and subdued nature of both the semi-conductor and worldwide defense markets. Bookings for the year grew by 5% despite a push-out of several large expected fourth quarter orders into 2012, and bookings activity to-date in 2012 has been very positive.

During 2011, we maintained our focus on reducing debt and repaid approximately $1.3 million in accrued and current interest on convertible debt and ended the year with a cash position of over $3.4 million. In early 2012, our board and shareholders approved a name change to Inrad Optics, Inc. This significant and distinctive change will allow us to leverage the positive historical and current brand equity of the Inrad name. This will allow us to more clearly communicate the Company’s principal business activities. We are now executing on a well-considered strategic marketing plan designed to create an ongoing memory in the marketplace for Inrad Optics’ unique products and capabilities.”

1 Note Regarding Use of Certain Non-GAAP Financial Measures:

The Company defines EBITDA1 as earnings (loss) before non-cash, stock-based compensation, net interest, income taxes, depreciation, and amortization. EBITDA is presented herein because we consider these numbers an important measure of the Company’s ability to internally fund capital expenditures and service debt. EBITDA should not be considered an alternative to cash flow as an indicator of the Company’s financial performance, or liquidity. The reader is referred to the Supplemental Financial Data set forth below for a reconciliation of net income (loss) to EBITDA.

The reconciliation follows:

	Years ended December 31,
Reconciliation of EBITDA and adjusted EBITDA to Net Income (Loss)	2011	2010
	(In thousands)
Net income (loss), as reported	$165	$(734)
Income tax provision	11	—
Interest expense, net	131	138
Depreciation and amortization	836	942
Non-cash, stock-based compensation	171	168
EBITDA	$1,314	$514

Inrad Optics, Inc. (formerly Photonic Products Group, Inc.) was incorporated in New Jersey in 1973. In January 2012, the Company’s Board of Directors and shareholders approved the name change to Inrad Optics, Inc. The Company develops, manufactures and markets products and services for use in photonics industry sectors via three distinct but complimentary product areas - “Crystals and Devices”, “Custom Optics” and “Metal Optics”.

The Company is a vertically integrated organization specializing in crystal-based optical components and devices, custom optical components from both glass and metal, and precision optical and opto-mechanical assemblies. Manufacturing capabilities include solution and high temperature crystal growth, extensive optical fabrication capabilities, including precision diamond turning and the ability to handle large substrates, optical coatings and in-process metrology expertise. Inrad Optics’ customers include leading corporations in the defense, aerospace, laser systems, process control and metrology sectors of the photonics industry, as well as the U.S. Government, National Laboratories and Universities worldwide.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These statements may be identified by their use of forward-looking terminology such as "believes", "expects", “should”, "will", "plan", “anticipate”, “probably”, “targeting” or similar words. Such forward-looking statements, such as our expectation for revenues, new orders, and improved results involve risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties that could cause actual results to differ materially from such forward looking statements are, but are not limited to, uncertainties in market demand for the company's products or the products of its customers, future actions by competitors, inability to deliver product on time, inability to develop new business, inability to retain key employees or hire new employees, and other factors discussed from time to time in the Company's filings with the Securities and Exchange Commission including our Annual Report on Form 10-K for the year ended December 31, 2011. The forward looking statements made in this news release are made as of the date hereof and Inrad Optics, Inc. does not assume any obligation to update publicly any forward looking statement.

INRAD OPTICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$3,400,205	$4,365,045
Accounts receivable (net of allowance for doubtful accounts of $15,000 in 2011 and 2010)	2,052,887	2,224,592
Inventories, net	2,909,520	2,390,876
Other current assets	185,298	119,243
Total Current Assets	8,547,910	9,099,756
Plant and equipment:
Plant and equipment at cost	15,172,428	14,879,508
Less: Accumulated depreciation and amortization	(13,629,311)	(12,876,163)
Total plant and equipment	1,543,117	2,003,345
Precious Metals	474,960	157,443
Deferred Income Taxes	408,000	408,000
Goodwill	311,572	311,572
Intangible Assets, net of accumulated amortization	515,888	594,452
Other Assets	36,556	47,235
Total Assets	$11,838,003	$12,621,803

Liabilities and Shareholders’ Equity
Current Liabilities:
Current portion of notes payable -other	$9,800	$9,000
Accounts payable and accrued liabilities	877,757	836,190
Customer advances	266,818	441,987
Total Current Liabilities	1,154,375	1,287,177

Related Party Convertible Notes Payable	2,500,000	2,500,000
Accrued Interest on Related Party Convertible Note Payable	—	1,125,000
Notes Payable – Other, net of current portion	325,633	335,874
Total Liabilities	3,980,008	5,248,051

Commitments

Shareholders’ equity:
Common stock: $.01 par value; 60,000,000 authorized shares 11,713,564 issued at December 31, 2011 and 11,562,656 issued at December 31, 2010	117,137	115,626
Capital in excess of par value	17,720,514	17,402,528
Accumulated deficit	(9,964,706)	(10,129,452)
	7,872,945	7,388,702

Less - Common stock in treasury, at cost (4,600 shares)	(14,950)	(14,950)
Total Shareholders’ Equity	7,857,995	7,373,752
Total Liabilities and Shareholders’ Equity	$11,838,003	$12,621,803

INRAD OPTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2011	2010	2009
Revenues
Net sales	$13,177,194	$11,054,178	$11,051,127

Cost and expenses
Cost of goods sold	9,614,875	8,545,153	8,896,539
Selling, general and administrative expense	3,255,073	3,105,063	3,278,161
Goodwill Impairment	—	—	1,558,074
	12,869,948	11,650,216	13,732,774

Operating income (loss)	307,246	(596,038)	(2,681,647)

Other income (expense)
Interest expense, net	(130,497)	(137,775)	(130,387)
Gain (loss) on sale of plant and equipment	(1,003)	—	4,671
Gain on sale of precious metals	—	—	7,371
	(131,500)	(137,775)	(118,345)

Income (loss) before income taxes	175,746	(733,813)	(2,799,992)

Income tax provision	11,000	—	—

Net income (loss)	$164,746	$(733,813)	$(2,799,992)

Net income (loss) per share - basic	$0.01	$(0.06)	$(0.25)

Net income (loss) per share - diluted	$0.01	$(0.06)	$(0.25)

Weighted average shares outstanding - basic	11,658,891	11,522,297	11,331,258

Weighted average shares outstanding – diluted	11,753,669	11,522,297	11,331,258

INRAD OPTICS, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2011	2010	2009
Cash flows from operating activities:
Net income (loss)	$164,746	$(733,813)	$(2,799,992)

Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	835,788	941,941	1,008,310
Goodwill impairment charge	—	—	1,558,074
401K common stock contribution	129,998	154,535	179,068
Accrued interest on Related Party Convertible Note Payable	—	150,000	150,000
Loss (gain) on sale of plant and equipment	1,003	—	(4,671)
(Gain) on sale of precious metals	—	—	(7,371)
Stock-based compensation expense	171,239	168,054	112,950
Change in inventory reserve	55,174	(154,326)	94,628

Changes in operating assets and liabilities:
Accounts receivable	171,705	(296,920)	882,930
Inventories	(573,818)	29,423	371,735
Other current assets	(66,055)	44,838	24,003
Other assets	10,679	(2,043)	34,107
Accounts payable and accrued liabilities	41,567	178,540	(678,015)
Customer advances	(175,169)	95,558	(110,325)
Accrued interest on Related Party Convertible Note Payable	(1,125,000)	—	—
Total adjustments	(522,889)	1,309,600	3,615,423
Net cash (used in) provided by operating activities	(358,143)	575,787	815,431

Cash flows from investing activities:
Proceeds from sale of certificates of deposit	—	—	800,000
Purchase of plant and equipment	(303,999)	(278,241)	(210,563)
Purchase of precious metals	(317,517)	—	(53,538)
Proceeds from disposal of plant and equipment	6,000	—	4,671
Proceeds from disposal of precious metals	—	—	16,317
Net cash (used in) provided by investing activities	(615,516)	(278,241)	556,887

Cash flows from financing activities:
Net proceeds from issuance of common stock	18,260	7,261	161,514
Principal payments of notes payable-other	(9,441)	(9,072)	(136,609)
Net cash provided by (used in) financing activities	8,819	(1,811)	24,905

Net (decrease) increase in cash and cash equivalents	(964,840)	295,735	1,397,223

Cash and cash equivalents at beginning of the year	4,365,045	4,069,310	2,672,087

Cash and cash equivalents at end of the year	$3,400,205	$4,365,045	$4,069,310

Supplemental Disclosure of Cash Flow Information:
Interest paid	$1,289,000	$14,000	$19,000
Income taxes (refund) paid	$18,000	$(74,000)	$(8,000)